                                                                   Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


PRIMARY EARNINGS PER SHARE

                                           THREE MONTHS ENDED                   SIX MONTHS ENDED
                                              SEPTEMBER 30,                       SEPTEMBER 30,
                                      ----------------------------        ----------------------------
                                          1996             1995               1996            1995
                                      -----------      -----------        -----------      -----------
Weighted Average Common and Common
  Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period        89,848,965       73,307,056         89,309,000       72,446,412

Weighted Average Common Equivalent
  Shares                                6,082,222       10,176,754          7,040,703       10,302,940
                                      -----------      -----------        -----------      -----------
                                       95,931,187       83,483,810         96,349,703       82,749,352
                                      ===========      ===========        ===========      ===========
Net income                            $13,351,000      $ 6,734,000        $24,744,000      $10,796,000
                                      ===========      ===========        ===========      ===========
Net income per common share           $      0.14      $      0.08        $      0.26      $      0.13
                                      ===========      ===========        ===========      ===========


FULLY DILUTED EARNINGS PER SHARE

                                           THREE MONTHS ENDED                   SIX MONTHS ENDED
                                              SEPTEMBER 30,                       SEPTEMBER 30,
                                       ---------------------------         ---------------------------
                                           1996           1995                1996           1995
                                       -----------     -----------         -----------    ------------
Weighted Average Common and Common
  Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period         89,848,965     $73,307,056          89,309,000      72,446,474

Weighted Average Common Equivalent
  Shares                                 7,730,058      10,294,262           7,765,491      10,383,518
                                       -----------     -----------         -----------    ------------
                                        97,579,023      83,601,318          97,074,491      82,829,992
                                       ===========     ===========         ===========    ============
Net income                             $13,351,000     $ 6,734,000         $24,744,000    $ 10,796,000
                                       ===========     ===========         ===========    ============
Net income per common share            $      0.14     $      0.08         $      0.25    $       0.13
                                       ===========     ===========         ===========    ============